Exhibit 99.2

INDEX

iOra Software Limited and Subsidiary

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

iOra Software Limited

We have audited the accompanying consolidated balance sheets of iOra Software Limited and Subsidiary, (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholder’s deficit, and cash flows for each of the years in the two year period ended December 31, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iOra Software Limited and subsidiary as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RBSM LLP
Henderson, Nevada

February 14, 2017

F-1

iOra Software Limited and Subsidiary
Consolidated Balance Sheets
(Audited)

	December 31,	December 31,
	2015	2014

ASSETS

Current assets
Cash	$274	$2,713
Accounts receivables	23,500	615,399
Other prepaid expenses	49,576	109,289
Total current assets	73,350	727,401

Furniture, equipment and software, net	99,059	147,570
Intangible asset, net	233,385	355,905
Deposit	36,199	38,217
Due from related party	-	746,706
Total assets	$441,993	$2,015,799

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities
Bank overdraft	$261	$200,403
Accounts payable and accrued liabilities	409,648	490,041
Accrued payroll	586,988	261,495
Loan payable, net of discount of $16,813 and $47,633, respectively	657,306	661,689
Due to related party	699,391	-
Deferred income - short-term portion	1,320,571	2,011,081
Total current liabilities	3,674,165	3,624,709

Deferred income - long-term portion	781,254	943,832
Total liabilities	4,455,419	4,568,541

Stockholder’s deficit Common stock, $1 par value, 1 share authorized and 1 share issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	1	1
Accumulated other comprehensive income	178,586	63,233
Accumulated deficit	(4,192,013)	(2,615,976)
Total stockholder’s deficit	(4,013,426)	(2,552,742)
Total liabilities and stockholder’s deficit	$441,993	$2,015,799

The accompanying notes are an integral part of these consolidated financial statements.

F-2

iOra Software Limited and Subsidiary
Consolidated Statements of Operations and Comprehensive Loss
(Audited)

	For the Years Ended
	December 31,
	2015	2014

Revenues
License revenue	$197,342	$1,001,512
Service revenue	1,331,323	1,619,973
Total revenues	1,528,665	2,621,485

Cost of revenues	4,053	13,320
Total cost of revenues	4,053	13,320

Gross profit	1,524,612	2,608,165

Operating expenses
Selling expense	161,472	440,030
General and administrative expense	2,307,305	2,640,179
Management fees – related party	808,227	1,329,477
Total operating expenses	3,277,004	4,409,686

Loss from operations	(1,752,392)	(1,801,521)

Other income (expense)
Other income	43,079	-
Interest expense	(44,781)	(58,457)
Total other expense	(1,702)	(58,457)

Loss from operations before provision for income taxes	(1,754,094)	(1,859,978)

Benefit (provision) for income taxes	178,057	(1,439)

Net loss	$(1,576,037)	$(1,861,417)

Other comprehensive income (loss)
Currency translation adjustments	115,353	145,056
Comprehensive loss	$(1,460,684)	$(1,716,361)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

iOra Software Limited and Subsidiary

Consolidated Statement of Stockholder’s Deficit

Years Ended December 31, 2015 and 2014

(Audited)

			Accumulated Other
	Common Stock		Comprehensive	Accumulated	Stockholder’s
	Shares	Amount	Income (Loss)	Deficit	Deficit

BALANCE, December 31, 2013	1	$1	$(81,823)	$(754,559)	$(836,381)

Cumulative translation adjustment	-	-	145,056	-	145,056
Net loss	-	-	-	(1,861,417)	(1,861,417)

BALANCE, December 31, 2014	1	1	63,233	(2,615,976)	(2,552,742)

Cumulative translation adjustment	-	-	115,353	-	115,353
Net loss	-	-	-	(1,576,037)	(1,576,037)

BALANCE, December 31, 2015	1	$1	$178,586	$(4,192,013)	$(4,013,426)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

iOra Software Limited and Subsidiary
Consolidated Statements of Cash Flows
(Audited)

	For the Years Ended
	December 31,
	2015	2014

OPERATING ACTIVITIES
Net loss	$(1,576,037)	$(1,861,417)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	151,955	129,849
Amortization on loan discount	29,072	29,475
Changes in operating assets and liabilities:
Receivables	583,917	257,570
Other assets	68,099	(53,018
Deferred revenue	(734,584)	1,335,119
Prepaid expenses	(12,475)	62,097
Accrued expenses and others	339,507	(30,359)
Accounts payable	(59,650)	(166,416)
Due to related parties	1,520,551	128,688
Net cash provided by (used in) operating activities	310,355	(168,413)

INVESTING ACTIVITIES
Purchase of fixed assets	(5,761)	(149,925)
Proceeds from sales of fixed asset	2,231	-
Net cash used in investing activities	(3,530)	(149,925)

FINANCING ACTIVITIES
Bank overdraft	(194,699)	206,557
Net cash (used in) provided by financing activities	(194,699)	206,557

Effect of rate changes on cash	(114,565)	(119,948)

NET CHANGE IN CASH	(2,439)	(231,729)

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	2,713	234,442
END OF PERIOD	$274	$2,713

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

iOra Software Limited and Subsidary

Notes to the Consolidated Financial Statements

December 31, 2015 and 2014

(Audited)

1. Description of the Company

iOra Software Limited’s (the “Company” or “iOra”) principal activity is, by utilising its unique Geo-Replicator platform, the replication of SharePoint content to branch office servers, to provide remote users with faster access to SharePoint content, as well as mobile workers access to SharePoint offline on their laptops.

Corporate Structure and Business

The Company is a software company headquartered in the United Kingdom. The Company has one wholly owned subsidiary, iOra Inc, a Delaware Corporation.  The primary purpose of iOra Inc is identical to that of the Company with its clients predominantly based in the United States of America.

Corporate History

The Company is a global replication software provider with multiple-patented technology which assists in the transfer and replication of mission-critical data over low bandwidth connections such as satellite links. Basically, we can ensure data updates are moved very efficiently over tiny bandwidths.

Originally founded in 1997 to solve specific data replication issues, the Company has grown over time to create robust patents in key geographies and has a solution used by globally recognized customers.

The Company’s customers have significant operations across more than 25 countries including many of the world’s largest military organisations and private sector multinationals.

Growth opportunities are driven by the explosion in data and increasingly decentralised IT infrastructures versus the constraints of low bandwidth connections in difficult to access territories such as military bases, commercial sites in inhospitable parts of the world and marine to shore communications, including the need for essential back up of cloud data.

The Company is a patented technology for complex data transfer and wishes to grow both organically and by the strategic acquisitions of complementary businesses to be the standard replication offering in both the defence and commercial sectors.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company (a United Kingdom Corporation) and its wholly owned subsidiary, iOra Inc. All significant intercompany transactions have been eliminated in consolidation.

F-6

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, the accompanying consolidated financial statements include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Management uses its historical records and knowledge of its business in making estimates.  Accordingly, actual results could differ from those estimates.

Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents.

Concentration of Credit Risk for Cash Deposits at Banks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits.

The Company’s parent company, Stocksfield Limited, has an overdraft facility with the Company’s bankers, Coutts & Co. The facility is available for use by all entities within the Stocksfield Limited Group (the “Group”). The overdraft facility has a maximum drawdown limit of $354,321 (£240,000). The overdraft facility was in use by the Company at year ended December 31, 2015 is $261 (FY14: $200,403) and incurs interest at 4% above the bank’s base rate of 0.5% per annum. The overdraft has no fixed date of repayment. Interest is charged to the company’s current account on a quarterly basis.

As additional security for the facility in case of default, on February 26, 2014, the Company pledged its assets to this facility. Furthermore, Stocksfield Limited, Mckinley Software Limited, Lexalytics Limited and the Company entered into a separate Corporate Cross Guarantee on May 12, 2015 as further security for this facility.

Accounts Receivable

Accounts receivable represent balances related to products sold for which the Company has not received the related funds from various financial institutions as of the reporting period. Interest is not accrued on accounts receivable and all receivables are received within ninety days of the end of the reporting period and, as such, the Company has no allowance for doubtful accounts as of December 31, 2015 and 2014.

Fair Value of Financial Instruments

The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair value measurements are based on a three tier hierarchy that prioritizes the inputs used to measure fair value, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

F-7

The Company did not have any assets measured at fair value on a recurring basis at December 31, 2015 and 2014.

The Company believes the carrying amounts of cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued salaries, wages and payroll taxes, and other accrued expenses are a reasonable approximation of the fair value of those financial instruments because of the nature of the underlying transactions and the short-term maturities involved.

Intangible asset, net

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 5 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

●	Significant underperformance relative to expected historical or projected future operating results;
●	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
●	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2015 and 2014, respectively.

Basis for Recording Fixed Assets, Lives, and Depreciation Methods

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Furniture and fixtures	3 years
Computers and equipment	2 years
Office equipment	3 years
Software	2 years
Leasehold improvement	5 years

F-8

Loan

Loan payable consists of the loans payable to Schneider Downs (Note 8). The loan payable is recorded at carrying-value on the financial statements. The loan is at no stated interest, in accordance with ASC 500. The interest method was applied using a 4.5% borrowing rate. The Company recorded an unamortized discount based on the 4.5% borrowing rate and the discount amortized throughout the life of the loan.

Revenue Recognition

Revenue comprises revenue recognized by the Company in respect of goods and services supplied during the year, exclusive of Value Added Tax and trade discounts.

Software licence fees are recognized as revenue when delivery of the software has occurred provided a signed agreement is in place, the license fee is fixed and determinable, no specific vendor obligations remain and the collection of the fee is probable.

Maintenance contracts are invoiced in advance and income is recognized on a straight line basis over the life of the contract. Where receipts exceed recognized income on a contract the Company defers the relevant amount to be released over the remainder of the contract.

For certain key customer contracts iOra utilizes the services of sales partners who assist with the concluding of these contracts. In certain, but not all, instances a fee is agreed with the partner for providing these services. Where a sales partner is used the partner is invoiced directly and they are responsible for invoicing the final customer. When a few is agreed it is netted off the face value of the amount invoiced to the sales partner in order to arrive at the sales figure. iOra is of the view that this accurately reflects the substance of the underlying transaction and relationship and other alternatives would result in an overstatement of revenue.

In accordance with ASC 605-25, Revenue Recognition — Multiple-Element Arrangements, based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with FASB ASC 740-10. Under this standard, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. Deferred income tax assets are reduced by a valuation allowance when the Company is unable to make the determination that it is more likely than not that some portion or all of the deferred income tax asset will be realized.

Earnings (Loss) per Share

The Company utilizes FASB ASC 260. Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

F-9

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of iOra are maintained using the appropriate local currency, Great British Pound, as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive income (loss). Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended December 31, 2015 closing rate at 1.47663 US$: GBP, average rate at 1.51637 US$: GBP and for the year ended 2014 closing rate at 1.55864 US$: GBP, average rate at 1.60651 US$.

Accumulated Other Comprehensive Income

Comprehensive income is comprised of net loss and all changes to the statements of stockholders’ deficit. For the Company, comprehensive loss for the years ended December 31, 2015 and 2014 included net loss and unrealized gains from foreign currency translation adjustments.

Recent Accounting Pronouncements

ASU 2015-14

In August 2015, the FASB issued ASU No. 2015-14, Revenue From Contracts With Customers (Topic 606)." The amendments in this ASU defer the effective date of ASU 2014-09. Public business entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are still evaluating the effect of the adoption of ASU 2014-09.

ASU 2015-05

In April 2015, the FASB issued ASU 2015-05, "Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40)." ASU 2015-05 provides guidance regarding the accounting for a customer's fees paid in a cloud computing arrangement; specifically, about whether a cloud computing arrangement includes a software license, and if so, how to account for the software license. ASU 2015-05 is effective for public companies' annual periods, including interim periods within those fiscal years, beginning after December 15, 2015 on either a prospective or retrospective basis. Early adoption is permitted. We do not expect the adoption of ASU 2015-05 to have a material effect on our financial position, results of operations or cash flows.

ASU 2015-02

In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis," which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). The ASU focuses on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities. In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification and improves current U.S. GAAP by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity ("VIE"), and changing consolidation conclusions for companies in several industries that typically make use of limited partnerships or VIEs. The ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period.

We do not expect the adoption of ASU 2015-02 to have a material effect on our financial position, results of operations or cash flows.

The Company has evaluated other recent pronouncements and believes that none of them will have a material impact on the Company's financial position, results of operations or cash flows.

F-10

3. Going Concern

During the year ended December 31, 2015, the Company incurred a loss of $1,576,037 and had a negative working capital of $3,600,815 as of December 31, 2015, which can indicate a material uncertainty over the ability of the Company to continue as a going concern. Included within net liabilities is a balance of $2,101,825 relating to deferred income and a balance of $699,391 due to Stocksfield Limited, the immediate parent undertaking.

The $2,101,825 deferred income balance arises from the revenue recognition policy explained further in the Revenue recognition footnote and is in line with current accounting standards. The balance principally relates to maintenance contracts which are invoiced in advance but, as the contract is delivered over time, the balance is recognized as revenue over the life of the contract.

At the date of signing the accounts, the directors can foresee no circumstance where the immediate parent undertaking, Stocksfield Limited, would seek to collect the balance of $699,391 due.

The Company manages its working capital on an aggregate basis with other members within the Group and uses a group financial structure. As a result of this, the ability for the Company to continue as a going concern is linked to other companies within the Group comprising Stocksfield Limited, being the parent entity, McKinley Software Limited, Lexalytics Limited and the Company, being the holding company of iOra Inc.

The directors have prepared the accounts on a going concern basis as Durham Capital SA, a securitization vehicle, has continued to fund the Group and provide working capital enabling it to meet its liabilities as they fall due.

4. Property and Equipment

Property and equipment consisted of the following:

	December 31,	December 31,
	2015	2014

Software	$3,304	$3,488
Computers and equipment	43,044	47,149
Furniture & Fixtures	9,496	10,024
Office equipment	3,573	3,772
Short term Leasehold Property	107,052	110,525
	166,469	174,958
Accumulated depreciation and amortization	(67,410)	(27,388)
Property and equipment, net	$99,059	$147,570

Depreciation and amortization expense on property, equipment and software for the years ended December 31, 2015 and 2014 was $45,416 and $16,976, respectively. The Company sold fixed assets during the 2015 financial year for $2,231.

F-11

5. Intangible Assets

During the year ended December 31, 2013, the decision was taken to dissolve iOra Limited, one of the Group entities, into the Company as iOra Limited was no longer trading but still held a number of customer contracts with its trading name. As a result, the difference between the purchase price paid and the net asset value received was found to meet the definition of an intangible asset.

Intangible assets consisted of the following:

	December 31,	December 31,
	2015	2014

Customer lists	$518,633	$547,547
Accumulated amortization	(285,248)	(191,642)
Intangible assets, net	$233,385	$355,905

Amortization expense on intangible assets for the years ended December 31, 2015 and 2014 was $106,539 and $112,872, respectively.

Future amortization of intangible assets is as follows:

2016	$(103,727)
2017	(103,727)
2018	(25,931)
Total	$(233,385)

6. Related Party Transactions

Related Party Accounts Receivable and Payable

At December 31, 2015, the Company had a payable balance of $699,391 to Stocksfield Limited for payments made by Stocksfield Limited on behalf of iOra. As of December 31, 2014, the Company had a receivable balance of $746,706 from Stocksfield Limited for payments made by iOra on behalf of Stocksfield Limited. Stocksfield Limited is the parent entity of the Company. On December 23, 2015, ownership of Stocksfield Limited was transferred to Stocksfield Holdings, a Company registered in England and Wales.

Management fees

During the years ended December 31, 2015 and 2014, the Company incurred a management fee expense payable to Stocksfield Limited of $808,227 and $1,329,477, respectively.

7. Stockholder’s Deficit

As of December 31, 2015 and 2014, the Company authorized 1 common share having par value of $1 and had 1 common share issued and outstanding.

The 1 common share was issued to the sole stockholder, Stocksfield Limited as founder share.

F-12

8. Loan Payable

On March 12, 2013, iOra Limited, one of the Group entities, was placed into Creditors Voluntary Liquidation. As a result of intercompany financing, iOra Limited advanced an aggregate of $674,119 to the Company as an intercompany loan. Leonard Curtis were appointed joint liquidators and agreement was reached for the Company to settle full and finally the iOra Limited debt by means of two payments of $369,084 and $305,035 on January 15, 2016 and February 26, 2016, respectively.

The loan is unsecured, non-interest bearing, and subjected to a 4.5% discount rate. The Company recorded an initial discount of $96,677 and amortized throughout the life of the loan. The Company incurred interest expense from the amortized loan discount of $29,072 and $29,475 for the years ended December 31, 2015 and 2014, respectively. As of December 31, 2015 and 2014, the loan has a balance of $657,306 and $661,689, respectively. As of December 31, 2015 and 2014, the loan has an unamortized discount balance of $16,813 and $47,633, respectively.

Subsequent to year end, the Company has not made repayment of the loan owed to Leonard Curtis. The Company is in regular communication with Leonard Curtis and the intention is that settlement will be made prior to the end of February 2017.

9. Commitments and Contingencies

Facility Sublease

On October 23, 2014, the Company entered into a five-year lease agreement effective October 23, 2014 for its corporate office. The lease agreement provides for a break clause after 36 months. Under the terms of the sublease the Company pays $4,587 per month and is responsible to pay its own expenses for utilities, taxes, insurance and repairs.  Future lease payments related to the Company's office leases as of December 31, 2015 totaled $209,720.

2016	$55,057
2017	55,057
2018	55,057
2019	44,549
Total	$209,720

Overdraft facility

iOra’s parent company, Stocksfield Limited, had an overdraft facility with the Company’s bankers, Coutts & Co until June 2016. The facility was available for use by all entities within the Stocksfield Limited Group. The overdraft facility had a maximum drawdown limit of $354,321 (£240,000).

As additional security for the facility in case of default, on February 26, 2014, the Company pledged its assets to this facility. Furthermore, Stocksfield Limited, Mckinley Software Limited, Lexalytics Limited and the Company entered into a separate Corporate Cross Guarantee on May 12, 2015 as further security for this facility.

Effective as of June 2016, the Stocksfield Limited Group overdraft borrowing was consolidated into a term loan. The loan was agreed for a sum of $312,297 at an annualized interest rate of 4% above the bank’s base rate (bank’s base rate at date of signature being 0.5% per annum) repayable quarterly. The loan would be repaid in equal monthly installments of $32,531. To date all monthly repayments have been met. The final repayment date of the loan is scheduled for May 2017. As of December 31, 2015 and 2014, the Company has an overdraft balance that related to this loan of $261 and $200,403, respectively.

F-13

Guarantor on a related party loan

iOra’s parent company, Stocksfield Limited, had a loan with several amendments with Bond House SA, for which iOra is named as one of the guarantors. The total loan balance was $2,259,973 (€2,079,666) as of December 31, 2015. The loan has an extended maturity date of December 24, 2016. As of the date of this filing, this loan has yet been repaid. Stocksfield Limited and iOra have obtained a waiver from the Bond House SA indicating that at the time of the waiver Bond House is not contemplating any actions to enforce on their rights and remedies within the agreement.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company's business. The Company does not believe that any of these will result in material financial loss to the business.

10. Income Taxes

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

The Company and its subsidiary are subject to U.S. federal income tax as well as income tax of multiple state jurisdictions. An estimated blended effective tax rate of 19% and 21% have been used to calculate the provision for taxes based on income for the year ended December 31, 2015 and 2014, respectively.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the years ended December 31, 2015 and 2014:

	2015	2014

Net loss for the years	$1,576,037	$1,861,417
Adjustments:
Changes in deferred revenue	853,089	(1,206,769)
Tax loss for the years	2,429,126	654,648

Estimated effective tax rate	19%	21%
Changes in deferred tax asset	$463,894	$135,084

The Company’s estimated NOL as of December 31, 2015 is $10,372,151. The table below summarizes the total deferred tax asset December 31, 2015 and 2014:

	2015	2014

Deferred tax asset	$2,149,368	$1,685,474
Valuation allowance	(2,149,368)	(1,685,474)
Provision for income tax	$-	$-

Tax rate reconciliation:

	2015	2014

UK Corporation tax rate	20%	20%
US Corporation tax rate	38%	38%

The Company has not completed its evaluation of NOL Utilization Limitations under IRC Section 382, change of ownership rules. If the Company has had a change in ownership the NOL's would be limited as to the amount that could be utilized each year, based on the Internal Revenue Code, as amended.

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11. Customer Concentrations

The Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue, as follows:

For the year ended December 31, 2015, one customer accounted for 51% of the revenue. For the year ended December 31, 2014, two customers accounted for 46% of revenue.

The following customers accounted for more than 10% of total revenue during the financial years:

Customers	December 31, 2015	December 31, 2014
Software Box Limited	$785,391	$-
HP Enterprises	-	920,937
US Navy	-	286,300

12. Regional Concentrations

The following regions accounted for more than 10% of total revenue during the respective financial years:

Regions	December 31, 2015	December 31, 2014
United Kingdom	$898,201	$1,222,006
United States	208,299	502,062
Australia	-	298,457
Germany	180,809	-

13. Subsequent events

On July 18, 2016, it was resolved that additional 99 shares would be authorized by the Company An additional 89 common shares would be issued to Stocksfield Limited, making the total share capital in the Company owned by Stocksfield Limited, 90 common shares and 10 common shares be issued to Lexalytics Inc.

Pursuant to the Company’s Memorandum and Articles of Association, directors are entitled to issue shares on such terms and in such manner as they think fit (subject to the Company’s articles of association).

Subsequent to year end, the Company has not made repayment of the loan owed to Schneider Downs. The Company is in regular communication with Schneider Downs and the intention is that settlement will be made prior to the end of the 2016 financial year.

Effective as of June 2016, the Stocksfield Limited Group overdraft borrowing was consolidated into a term loan. The loan was agreed for a sum of $312,297 at an annualized interest rate of 4% above the bank’s base rate (bank’s base rate at date of signature being 0.5% per annum) repayable quarterly. The loan would be repaid in equal monthly installments of $32,531. To date all monthly repayments have been met. The final repayment date of the loan is scheduled for May 2017. As of September 30, 2016 and December 31, 2015, the Company has an overdraft balance that related to this loan of $504 and $261, respectively.

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During the period ended September 30, 2016, the Company entered into a factoring arrangement whereby cash was advanced by the factor on a large sales invoice which was issued with repayment terms.

The amount owing to the factor, Bibby Financial Services, is still outstanding in the amount of $250,000 as of January 31, 2017. This is due for repayment by February 17, 2017. This is an agreed upon amended repayment date of the facility as the funds were collectable by the factor upon collection of the funds by iOra from iOra’s customer.

On December 31, 2016, BTHC X, Inc., a Delaware corporation (”BTHC”)” entered into a contribution agreement, which was amended pursuant to a letter agreement dated February 13, 2017 (the contribution agreement and letter agreement together referred to as the “Contribution Agreement”), with iOra Software Limited, a United Kingdom company (“iOra”), the shareholders of iOra (the “Contributors”), each of whom contributed their iOra shares to BTHC , pursuant to which BTHC effected an acquisition of iOra and, as a result, indirectly acquired iOra’s wholly owned U.S. subsidiary, iOra, Inc. (such transaction referred to herein as the “Business Combination”). The Business Combination closed on February 13, 2017 and, pursuant to the terms of the Contribution Agreement, iOra became a wholly-owned subsidiary of BTHC.

In conjunction with the Business Combination, BTHC has designated a series of 10,000,000 convertible preferred shares, par value $0.001 per share (the “BTHC Series A Convertible Preferred Stock”), which shall be convertible into shares of common stock of BTHC, par value $0.001 per share (the “BTHC Common Stock”) in accordance with the certificate of designation.

The Contributors have contributed their iOra Shares (the “Contribution”) to BTHC in exchange for 6,323,530 newly issued shares of BTHC Series A Convertible Preferred Stock, which are convertible into BTHC Common Stock at the rate of one (1) share of BTHC Series A Convertible Preferred Stock to 41.129815535 shares of BTHC Common Stock (the “Contribution Consideration”), to be issued to each Contributor in accordance with each Contributor’s Pro Rata share contribution resulting in iOra becoming a wholly-owned subsidiary of BTHC and the Contributors becoming the majority owners of BTHC.

At the closing of the Business Combination, pursuant to the terms of the Contribution Agreement, iOra contributed all of its issued and outstanding shares of capital stock (100 shares) to BTHC and issued a $75,000 promissory note (the “Promissory Note”) payable to BTHC within 14 days of Closing, which funds will be used to repay outstanding loans of BTHC. The BTHC Series A Convertible Preferred Stock gives the Contributors majority voting rights in BTHC which will allow them to increase and then split BTHC’s Common Stock by way of a shareholder vote. The resulting conversion will cause the Contributors to ultimately receive an aggregate of 9,160,000 shares of Common Stock (the “Exchange Shares”), of which 2,925,000 of the Exchange Shares (the “Escrow Shares”) will be held in escrow subject to the Company achieving certain minimum financial performance targets.

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